Exhibit 99.16

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Lawrence H. Kaplan, John K. Forst and Christina T. Simmons, each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Registration Statements of each Fund enumerated on Exhibit A hereto for which such person serves as  a Director/Trustee (including Registration Statements on Forms N-1A and N-14 and any amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

Chairman, CEO
/s/ Robert S. Dow	and Director/Trustee	December 12, 2006
Robert S. Dow

President and
/s/ Daria L. Foster	Director/Trustee	December 12, 2006
Daria L. Foster

/s/ E. Thayer Bigelow	Director/Trustee	December 12, 2006
E. Thayer Bigelow

/s/ William H.T. Bush	Director/Trustee	December 12, 2006
William H. T. Bush

/s/ Robert B. Calhoun, Jr.	Director/Trustee	December 12, 2006
Robert B. Calhoun, Jr.

/s/ Julie A. Hill	Director/Trustee	December 12, 2006
Julie A. Hill

/s/ Franklin W. Hobbs	Director/Trustee	December 12, 2006
Franklin W. Hobbs

/s/ Thomas J. Neff	Director/Trustee	December 12, 2006
Thomas J. Neff

/s/ James L.L. Tullis	Director/Trustee	December 12, 2006
James L.L. Tullis